Exhibit 99.1
Brinker International Appoints New President of Maggiano’s Little Italy
Seasoned Food & Beverage Executive to join Brinker International as President and SVP

DALLAS, Dec. 1, 2023 – Brinker International, Inc. (NYSE: EAT) today announced the appointment of industry leader Dominique Bertolone to the position of President, Maggiano’s Little Italy, and SVP, Brinker International. In this role, he will lead and grow the beloved Maggiano’s brand and serve as a member of Brinker’s Executive Leadership Team.
Bertolone is a seasoned food and beverage executive with over 20 years of experience in the restaurant and hospitality industry, most recently serving as Senior Vice President of Food & Beverage Strategy and Development at MGM Resorts International in Las Vegas, where he oversaw strategy development and execution around the company’s vast portfolio of restaurants, bars, lounges and nightlife venues.
Bertolone leads with a people-first approach and has a deep passion and understanding of employee culture and engagement, which he believes inspires success in the business and Guest experience.
“Dominique is the perfect leader to usher in the next wave of Maggiano’s growth,” said Kevin Hochman, Brinker International President and CEO. “His experience leading all types of foodservice concepts has direct application to accelerating the three Maggiano’s channels of dine-in, off premise and banquets, as well as developing the next generation of Maggiano’s restaurants. He also has an impressive track record of leading employee engagement, developing one-of-a-kind Guest experiences, achieving operational excellence, and elevating brands.”
Bertolone is originally from Monaco and speaks fluent Italian, French and English.
“The opportunity to helm the Maggiano’s brand is an honor, and I can’t wait to continue building on its incredible growth and potential,” Bertolone said. “This role will allow me to blend my passions for amazing people, team culture, food, drinks, and Guest service standards – all rooted in my own Italian roots. I’ve heard incredible things about the Brinker team and culture and look forward to joining the team.”
Bertolone also previously served as MGM Resorts Vice President of Food and Beverage Development. Before moving into corporate leadership, he worked at Bellagio Resort & Casino for 15 years, during which he became a respected thought leader and expert on restaurant operations and service standards. He served as the property’s Director of Service, Executive Director of Food and Beverage, and Vice President of Food and Beverage. Before moving to Las Vegas and beginning his 20+ year career with MGM Resorts, he worked at the SBM Hospitality Group in Monaco, where he assumed different roles in several palaces and resorts such as Hotel de Paris, Monte Carlo Beach, Monte Carlo Golf Club and Palais Princier de Monaco.
About Brinker
Brinker International, Inc. is one of the world's leading casual dining restaurant companies and home of Chili's® Grill & Bar, Maggiano's Little Italy® and a virtual brand: It's Just Wings®. Founded in 1975 in Dallas, Texas, we've ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 30 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each

Exhibit 99.1
time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
About Maggiano's Little Italy
Maggiano's Little Italy specializes in Italian-American cuisine served in a warm and friendly atmosphere. Maggiano's menu features both classic and contemporary recipes – authentic pastas, signature salads, steaks, fresh seafood, regular chef specials and specialty desserts. Maggiano's 52 restaurants nationwide offer lunch and dinner as well as delivery, carryout services and banquet spaces for special occasions. Follow news about Maggiano's on Facebook, Twitter, Instagram, YouTube and Pinterest. For additional information, including the restaurant nearest you, please visit maggianos.com.